UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 16, 2006

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
575 Market Street, Eighth Floor
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(415) 538-9068
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 16, 2006, Taleo Corporation (the “Company”) entered into a lease agreement (the “Agreement”) with BIT Holdings Fifty-Six, Inc. (the “Landlord”) for office space consisting of approximately 35,424 square feet and located at 4140 Dublin Boulevard, Suite 400, Dublin, California. This office space will serve as the Company’s new principal executive offices. The term of the lease is for seven (7) years, commencing on June 15, 2006, and the Company has one option to renew the lease for an additional term of five (5) years. The Company will pay base rent ranging from approximately $52,430 per month to approximately $85,020 per month, in addition to operating expenses and taxes, for the duration of the lease term.
In addition, the Company is generally responsible under the lease for the condition, order, repair and maintenance of the premises.
A copy of the Agreement is filed as an exhibit to this report and is incorporated herein by reference. The description set forth above is qualified in its entirety by reference to the Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Lease Agreement dated March 16, 2006 by and between BIT Holdings Fifty-Six, Inc., as landlord, and Taleo Corporation, as tenant, for the premises located at 4140 Dublin Boulevard, Dublin, California.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

	By:	/s/ Divesh Sisodraker

Divesh Sisodraker
Chief Financial Officer

Date: March 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement dated March 16, 2006 by and between BIT Holdings Fifty-Six, Inc., as landlord, and Taleo Corporation, as tenant, for the premises located at 4140 Dublin Boulevard, Dublin, California.